                                                                    Exhibit 25.2

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___

                                   ________

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

    A National Banking Association                       31-0838515
                                                         (I.R.S. employer
                                                         identification number)

   100 East Broad Street, Columbus, Ohio                 43271-0181
   (Address of principal executive offices)              (Zip Code)

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                           120 South LaSalle Street
                            Chicago, Illinois 60603
           Attn: John R. Prendiville, Vice President, (312) 661-5223
           (Name, address and telephone number of agent for service)

                                   ________

                              DYNEGY HOLDING INC.
              (Exact name of obligor as specified in its charter)


         Delaware                                     94-3248415
   (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                     identification number)

         1000 Louisiana, Suite 5800
         Houston, Texas                               77002
  (Address of principal executive offices)            (Zip Code)

                            Senior Debt Securities
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          -------------------
          information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise
          corporate trust powers.

Item 2.   Affiliations With the Obligor. If the
          -----------------------------
          obligor is an affiliate of the trustee,
          describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits. List below all exhibits
          ----------------
          filed as a part of this Statement of
          Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3.  A copy of the authorization of the
              trustee to exercise corporate trust
              powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 21st day of June, 2001.


               Bank One Trust Company, National Association,
               Trustee

               By /s/ John R. Prendiville
                  John R. Prendiville
                  Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                                  June 21, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Dynegy Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                           Very truly yours,

                           Bank One Trust Company, National Association



                              By: /s/ John R. Prendiville
                                      John R. Prendiville
                                      Vice President

                                    EXHIBIT 7

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 3/31/01        State #: 391581    FFIEC 041
Address:                   100 Broad Street                   Vendor ID:  D             Cert #:  21377     Page RC-1
City, State Zip:           Columbus, OH 43271                 Transit #:  04400003

Consolidated Report of Condition for Insured
Commercial and State-Chartered Savings Banks for March 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                 Dollar Amounts in thousands   C300
                                                                                                                               ----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
                                                                                                 RCON
                                                                                                 ----
    a. Noninterest-bearing balances and currency and coin(1)...................................  0081           57,409        1.a
    b. Interest-bearing balances(2)............................................................  0071                0        1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...............................  1754                0        2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............................  1773            1,922        2.b
3.  Federal funds sold and securities purchased under agreements to resell.....................  1350          771,209        3.
4.  Loans and lease financing receivables: (from Schedule RCONC-C):............................  RCON
                                                                                                 ----
    a. Loans and leases held for sale..........................................................  5369                0        4.a
    b. Loans and leases, net of unearned income................................................  B528           84,428        4.b
    c. LESS: Allowance for loan and lease losses...............................................  3123              387        4.c
    d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c).............  B529           84,041        4.d
5.  Trading assets (from Schedule RC-D)........................................................  3545                0        5.
6.  Premises and fixed assets (including capitalized leases)...................................  2145           21,125        6.
7.  Other real estate owned (from Schedule RC-M)...............................................  2150                0        7.
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...  2130                0        8.
9.  Customers' liability to this bank on acceptances outstanding...............................  2155                0        9.
10. Intangible assets..........................................................................
    a.  Goodwill...............................................................................  3163                0        10.a
    b.  Other intangible assets (from Schedule RC-M)...........................................  0426           12,971        10.b
11. Other assets (from Schedule RC-F)..........................................................  2160          317,034        11.
12. Total assets (sum of items 1 through 11)...................................................  2170        1,265,711        12.

______________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:          Bank One Trust Company, N.A.       Call Date:  3/31/01       State #:  391581   FFIEC 041
Address:                      100 East Broad Street              Vendor ID:  D             Cert #"   21377    Page RC-2
City, State Zip:              Columbus, OH 43271                 Transit #:  04400003


Schedule RC-Continued

                                                                                                          Dollar Amounts in
                                                                                                              Thousands
                                                                                                              ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                           RCON
                                                                                                       ----
       from Schedule RC-E)..........................................................................   2200         995,556   13.a
       (1) Noninterest-bearing(1)...................................................................   6631         558,282   13.a1
       (2) Interest-bearing.........................................................................   6636         437,274   13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase......................   RCFD 2800          0   14.
15. Trading Liabilities(from Sechedule RC-D)........................................................   RCFD 3548          0   15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M)......................................   3190               0   16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding........................................   2920               0   18.
19. Subordinated notes and debentures (2)...........................................................   3200               0   19.
20. Other liabilities (from Schedule RC-G)..........................................................   2930         125,576   20.
21. Total liabilities (sum of items 13 through 20)..................................................   2948       1,121,132   21.
22. Minority interest in consolidated subsidiaries..................................................   3000               0   22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...................................................   3838               0   23.
24. Common stock....................................................................................   3230             800   24.
25. Surplus (exclude all surplus related to preferred stock)........................................   3839          45,157   25.
26. a. Retained earnings............................................................................   3632          98,597   26.a
    b. Accumulated other comprehensive income (3)...................................................   B530              25   26.b
27. Other equity capital components (4).............................................................   A130               0   27.
28. Total equity capital (sum of items 23 through 27)...............................................   3210         144,579   28.
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)..........   3300       1,265,711   29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed for                                   -------    Number
     the bank by independent external Number auditors as of any date during 1996......................RCFD 6724    N/A       M.1.
1  = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2  = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)
3  = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4. = Directors' examination of the bankperformed by other external auditors
     (may berequired by state chartering authority)
5  = Review of the bank's financialstatements by external auditors
6  = Compilation of the bank'sfinancial statements by external auditors
7  = Other audit procedures (excludingtax preparation work)
8  = No external audit work

____________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                       6